Exhibit 10.29

Tengion, Inc.

2200 Renaissance Boulevard, First Floor

King of Prussia, Pennsylvania 19406

September 22, 2004

Ms. Linda Hearne

1617 Hillcrest Road

Glenside, Pennsylvania 19038

Re: Tengion, Inc.

Dear Linda:

I am pleased to extend this offer for you to join Tengion, Inc. (the “Company”).

The terms and conditions of the offer are as follows:

1.	Your position is Controller.

2.	Your commencement date is October 11, 2004.

3.	Your gross base compensation will be $120,000 per year. You may be eligible for a merit bonus of up to fifteen percent (15%) of your base salary. The magnitude of the bonus, if any, will be determined by the Company’s Board of Directors (the “Board”) and your manager in their sole discretion, based upon your achievement of a series of mutually agreed upon performance milestones.

4.	You will receive an incentive stock option to purchase 36,000 shares of common stock of the Company pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”). Pursuant to tax regulations, with respect to any incentive stock options you may be granted, in the event that your employment with the Company is terminated for any reason (a) you will have 90 days to exercise the vested portion of such stock options or they will be forfeited and (b) any unvested stock options as of such date of termination shall be cancelled; provided, however, that if your employment terminates by reason of death or disability, you or your personal representatives will have twelve (12) months in which to exercise such stock options.

5.	You will be eligible to enroll in our group benefits program upon eligibility. The benefits package to be provided to you is equivalent to that offered to our management employees. The Company may from time to time modify or eliminate any or all benefits extended or provided in its sole discretion.

6.	You will receive a performance review on an annual basis, which will include a determination of potential adjustment of your base salary, along with an assessment of a merit bonus. The Board may also consider on an annual basis, a grant of stock incentives, including but not limited to incentive stock options, pursuant to the Plan, in recognition of your performance for the preceding year. Nothing herein should be interpreted as a guarantee of a salary increase, merit bonus, or grant of stock incentives.

7.

In the event that your employment is terminated by the Company for reasons other than Cause (as such term is defined below) at any time after the ninety (90) day period following your commencement date, you will be provided a severance package with continuation of salary and benefits. Such severance package will be paid as follows: you will receive three (3) months of salary and benefits plus an additional one (1) week of salary and benefits for each full year of employment, such salary and benefits to be paid in substantially the same manner and form as the Company provided such salary and benefits to you in the three (3) month period preceding termination. Your severance will be subject to set off in the event that you obtain other employment during such severance period. In the event that your employment is terminated by the Company for Cause, or in the event that you resign or your employment is terminated by reason of your death, you will not be entitled to a severance package.

8.	For purposes of paragraph 7 hereof, the term “Cause” shall mean (A) your failure to perform your duties (other than as a result of physical or mental illness, accident or injury) or any other material breach by you; (B) dishonesty, misconduct, or illegal conduct by you in connection with your employment with the Company, which in the Board’s reasonable judgment may result in damage to the business or reputation of the Company; (C) your conviction of, or plea of guilty or nolo contendere to, a charge of commission of a felony (exclusive of any felony relating to negligent operation of a motor vehicle); or (D) a material breach by you of this Offer Letter, including the memo attached hereto as Exhibit B, or the confidentiality and assignment agreement required to be executed pursuant to paragraph 9 below.

9.	You will be asked to execute a standard confidentiality and assignment agreement attached hereto as Exhibit A. You will also agree that in the event that for any reason your employment with the Company is terminated (with or without Cause), for a period of twelve (12) months thereafter, you will not engage in a business activity that will be directly competitive with the business of the Company or that will result in the use or disclosure of the Company’s confidential, trade secret or proprietary information.

10.	Your offer of employment is dependent upon the following conditions:

a.	Compliance with the Immigration Reform and Control Act indicating that verifying your identify and authorization to work in the United States.

b.	Execution of the standard confidentiality and assignment agreement attached hereto as Exhibit A.

c.	Execution of the Memorandum attached hereto as Exhibit B.

Your employment with the Company will remain “at-will,” meaning that you may terminate your employment with the Company at any time and for any reason simply by notifying the Company. Likewise, the Company may terminate your employment at any time and for any reason, with or without cause or advance notice. This at-will relationship cannot be changed except in a writing signed by the Chief Financial Officer. Please understand that your acceptance of this offer of employment should not be based on any promises or representations other than those contained in this letter and attached memorandum. Any promises contrary to the terms of this letter are superceded by this offer letter and such promises are not binding on the Company.

If the terms and condition of this proposal are acceptable, please so indicate by executing on the line provided below. This proposal may be executed in any number of counterparts all of which when taken together, shall be deemed to be one and the same instrument, and that execution may be delivered by facsimile. We very much look forward to your joining the Company.

Sincerely,

/s/ Gary Sender
Gary Sender
Chief Financial Officer

CC:	Steven Nichtberger, President and Chief Executive Officer

In full understanding and agreement to the terms and conditions of the Company’s conditional offer of employment, including those contained in the attached memorandum, I hereby accept the offer.

/s/ Linda B. Hearne
Linda Hearne

9/30/04
Dated:

Exhibit A

CONFIDENTIALITY, NON-COMPETITION

AND INVENTION ASSIGNMENT AGREEMENT

As a condition of and in consideration of my employment by Tengion, Inc., a Delaware corporation (the “Company”), I agree to the following terms of this Confidentiality, Non-Competition and Invention Assignment Agreement (the “Agreement”):

1. Confidential Information.

(a) Company Information. I acknowledge that, during the course of my employment, I will have access to information about the Company and that my employment with the Company shall bring me into close contact with confidential and proprietary information of the Company. In recognition of the foregoing, I agree, at all times during the term of my employment with the Company and thereafter, to hold in strict confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Company, any Confidential Information of the Company (as defined below) which I encounter, obtain, create or develop. I further agree not to make copies of such Confidential Information except as authorized by the Company.

(b) Confidential Information Defined. I understand that “Confidential Information” means any Company proprietary information, technical, business and financial data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, vendor lists, supplier lists and suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I call or with whom I become acquainted during the term of my employment), contacts at or knowledge of clients or prospective clients of the Company, pricing information and costs, markets, software, ideas, concepts, developments, inventions (including Inventions, as defined in Section 2(b)), discoveries, protocols, scripts, features and modes of operation, interfaces, works of authorship, databases or database criteria, algorithms, methodologies, processes, formulas, computer codes, technology, designs, drawings, internal documentation, engineering materials, hardware configuration information, marketing data, licenses, finances, budgets, projections, forecasts, strategies, salaries, terms of compensation of other employees or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation during the period of my employment with the Company (the “Employment Period”) and any other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of the dealings or affairs of the Company.

(c) Limits on Scope of Confidential Information. I understand that Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company’s business which is either information not known by actual or potential competitors of the Company or is confidential or proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. Notwithstanding the foregoing, I understand that Confidential Information shall not include (i) any of the foregoing items which have become publicly known through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved; or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that I give the Company prompt written notice thereof so that the Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement.

(d) Former Employer Information. I represent that my performance of all terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material

I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement or similar agreement with such prior employer.

(e) Third Party Information. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation onto use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with any such third party.

2. Inventions.

(a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing with particularity all intellectual property, including, but not limited to, property inventions, copyrights, copyright applications or registrations, original works of authorship, developments, improvements, patents, patent applications, trademarks, trademark applications, trade names or trade secrets which were created or owned by me prior to the commencement of my employment and which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company’s proposed businesses, products or research and development (collectively referred to as “Prior Inventions”), and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of the Employment Period, I agree to incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, absent a prior written agreement or license between myself and the Company for such incorporation of the Prior Invention into a Company product, process or machine, then the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

(b) Assignment of Inventions. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, whether or not during regular working hours, during the Employment Period, and with respect to Inventions in the field of tissue engineering and organ regeneration (the “Field of Interest”), for a period of one (1) year thereafter, provided they either (i) relate at the time of conception or development to the actual or demonstrably proposed business or research and development activities of the Company; (ii) result from or relate to any work performed for the Company; or (iii) are developed through the use of Confidential Information and/or Company owned resources or in consultation with Company personnel (collectively referred to as “Inventions”). I further acknowledge that all Inventions which are made by me (solely or jointly with others) within the scope of and during the Employment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my salary, unless regulated otherwise by law but that, in the event any such Invention is deemed not to be a work made for hire, I hereby assign all rights in such Invention to the Company. I further represent and agree that to the best of my knowledge and belief, the practice by the Company of any of the Inventions will not violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that I will use my best efforts to prevent any such violation.

(c) Maintenance of Records. I agree to keep and maintain reasonable and current written records of all Inventions made by me (solely or jointly with others) during the Employment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole discretion of the Company for the purpose of furthering the Company’s business.

(d) Intellectual Property Rights. I agree to assist the Company, or its designee, at the Company’s expense, in every reasonable way to secure the Company’s rights in the Inventions and any copyrights, copyright applications or registrations, patents, patent applications, trademarks, trademark applications, trade names, service marks, logos, database rights, algorithms, know-how, domain names, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any intellectual property or other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for past, present or future infringement of any and all proprietary rights assigned to the Company.

3. Returning Company Documents. I agree that, at the time of termination of my employment with the Company for any reason, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all Confidential Information and all other documents, materials, information or property developed by me pursuant to my employment or otherwise belonging to the Company, its successors or assigns. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

4. Disclosure of Agreement. During the Restricted Period (as defined below), I will disclose the existence of this Agreement to any prospective employer, partner, co-venturer, investor or lender prior to entering into an employment, partnership or other business relationship with such person or entity; provided, however, the foregoing shall not obligate me to disclose the existence of this Agreement when I am engaging in activities unrelated to the business of the Company.

5. Solicitation of Employees and Clients. I recognize and acknowledge that during my employment with the Company, I will have access to, learn, be provided with and, in some cases, prepare and create certain Confidential Information, all of which is of substantial value to the Company’s business. I further recognize that I will have substantial contacts with customers, clients, investors, consultants, contractors and strategic partners of the Company and hereby acknowledge a fiduciary relationship will exist between me and the Company by reason of my having received and been privy to client, customer and other proprietary information which would give me an unfair advantage in attracting the Company’s clients and customers or otherwise competing against the Company. In light of the foregoing, during the Employment Period and for a period of twenty four (24) months after the date of the termination of my employment for any reason (the “Restricted Period”), I shall not, without the prior written consent of the Company, directly or indirectly, either individually or on behalf of or through any other person, business, enterprise or entity (other than the Company), (i) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, an agent of, or a service provider to, the Company to terminate such person’s employment, agency or service, as the case may be, with the Company; or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company.

6. Non-Competition.

I agree that, during the term of my relationship with the Company (whether as an employee, consultant or otherwise), and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, with or without cause (the “Non-Compete Period”), I will not, without the prior written consent of the Company, for myself or on behalf of any other person or entity, directly or indirectly, either as principal, agent, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be connected or employed by, or otherwise associate in any manner with, or engage in any business which is in the Field of Interest within the United States.

7. Reasonableness of Restrictions. I recognize and acknowledge that the restrictions and limitations set forth in this Agreement, including such provisions set forth in Sections 5 and 6 above, are legitimate and fair in light of my access to Confidential Information, my substantial contacts with clients of the Company and the Company’s need to develop, market and sell its services and/or products. I further acknowledge that the restrictions and limitations set forth in this Agreement will in no way interfere with my ability to earn a living following the termination of my employment with the Company and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company.

8. Independence. Each of the rights enumerated above shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity.

9. Severability. If any provision/s and/or covenant/s contained herein or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the provision/s and/or covenant/s or rights or remedies, which shall be given full effect without regard to the invalid or unenforceable portions. Additionally, in the event any provision/s and/or covenant/s contained herein are held to be invalid or unenforceable because of the duration, area, scope, activity and/or subject contemplated under such provision/s and/or covenant/s, I agree that the court making such determination shall have the power to reduce the applicable duration, area, scope, activity and/or subject to the maximum and/or broadest extent permissible by law and that, in its reduced form, said provision/s and/or covenant/s shall then be enforceable. I further acknowledge that in the event any provision/s and/or covenant/s contained herein or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable in any particular jurisdiction, then, any such invalidity or unenforceability shall not invalidate or render unenforceable such provision and/or covenant in any other jurisdiction.

10. Injunctive Relief. I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing and irreparable injury to the Company. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, the Company may be entitled to injunctive relief, specific performance or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this

Agreement. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Restricted Period or the Non-Compete Period, as applicable, shall be tolled during any period of violation of any of the covenants in Section 5 or Section 6 hereof and during any other period required for litigation during which the Company seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

11. General Provisions.

(a) Governing Law and Forum Selection. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States of America and the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws. I agree that any disputes that may arise from this Agreement shall be resolved in State or Federal courts located in the Commonwealth of Pennsylvania, exclusively, and consent to the jurisdiction of such courts.

(b) Notices. All notices or other communications given hereunder shall be in writing and shall be deemed effective upon delivery at the address of the party to be notified and shall be mailed by certified or registered mail, return receipt requested, delivered by courier, telecopied, or sent by other facsimile method (notices by telecopy or facsimile must be confirmed by next day courier delivery to be effective), addressed to the address specified below, or such other address as such party may subsequently notify the other party of in writing.

Company’s address:	Tengion, Inc. 2200 Renaissance Boulevard King of Prussia PA 19406
Fax: (203) 481-4164

My address:	Ms. Linda Hearne 1617 Hillcrest Road Glenside, Pennsylvania 19038

(c) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

(d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(e) Fees and Expenses. I hereby agree that if the Company commences an action against me, by way of claim or counterclaim and including declaratory claims, in which it is preliminarily or finally determined that 1 have violated any provision of this Agreement, I agree to reimburse the Company for all cost and expenses incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees.

(f) Waiver. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in any one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this Agreement.

(g) Survival. The provisions of this Agreement shall survive the termination of my relationship and employment with the Company and/or the assignment of this Agreement by the Company to any successor in interest or other assignee.

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APPENDIX B

CONFIDENTIALITY, NON-COMPETITION AND INVENTION ASSIGNMENT-AGREEMENT

As a condition of and in consideration of my employment by Tengion, Inc., a Delaware corporation (the “Company”), I agree to the following terms of this Confidentiality, Non-Competition and Invention Assignment Agreement (the “Agreement”):

1. Confidential Information.

(a) Company Information. I acknowledge that, during the course of my employment, I will have access to information about the Company and that my employment with the Company shall bring me into close contact with confidential and proprietary information of the Company. In recognition of the foregoing, I agree, at all times during the term of my employment with the Company and thereafter, to hold in strict confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Company, any Confidential Information of the Company (as defined below) which I encounter, obtain, create or develop. I further agree not to make copies of such Confidential Information except as authorized by the Company.

(b) Confidential Information Defined. I understand that “Confidential Information” means any Company proprietary information, technical, business and financial data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, vendor lists, supplier lists and suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I call or with whom I become acquainted during the term of my employment), contacts at or knowledge of clients or prospective clients of the Company, pricing information and costs, markets, software, ideas, concepts, developments, inventions (including Inventions, as defined in Section 2(b)), discoveries, protocols, scripts, features and modes of operation, interfaces, works of authorship, databases or database criteria, algorithms, methodologies, processes, formulas, computer codes, technology, designs, drawings, internal documentation, engineering materials, hardware configuration information, marketing data, licenses, finances, budgets, projections, forecasts, strategies, salaries, terms of compensation of other employees or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation during the period of my employment with the Company (the “Employment Period”) and any other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of the dealings or affairs of the Company.

(c) Limits on Scope of Confidential Information. I understand that Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company’s business which is either information not known by actual or potential competitors of the Company or is confidential or proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. Notwithstanding the foregoing, I understand that Confidential Information shall not include (i) any of the foregoing items which have become publicly known through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved; or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that I give the Company prompt written notice thereof so that the Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement.

(d) Former Employer Information. I represent that my performance of all terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material I may have obtained in connection with employment with any prior employer or other person in violation of a confidentiality agreement, nondisclosure agreement or similar agreement with such prior employer or other person.

(e) Third Party Information. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with any such third party.

2. Inventions.

(a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing with particularity all intellectual property, including, but not limited to, property inventions, copyrights, copyright applications or registrations, original works of authorship, developments, improvements, patents, patent applications, trademarks, trademark applications, trade names or trade secrets which were created or owned by me prior to the commencement of my employment and which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company’s proposed businesses, products or research and development (collectively referred to as “Prior Inventions”), and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of the Employment Period, I agree to incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, absent a prior written agreement or license between myself and the Company for such incorporation of the Prior Invention into a Company product, process or machine, then the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

(b) Assignment of Inventions. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, whether or not during regular working hours, during the Employment Period, and with respect to Inventions in the field of tissue engineering and organ regeneration, for a period of one (1) year thereafter, provided they either (i) relate at the time of conception or development to the actual or demonstrably proposed business or research and development activities of the Company; (ii) result from or relate to any work performed for the Company; or (iii) are developed through the use of Confidential Information and/or Company owned resources or in consultation with Company personnel (collectively referred to as “Inventions”). I further acknowledge that all Inventions which are made by me (solely or jointly with others) within the scope of and during the Employment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my salary, unless regulated otherwise by law but that, in the event any such Invention is deemed not to be a work made for hire, I hereby assign all rights in such Invention to the Company. I further represent and agree that to the best of my knowledge and belief, the practice by the Company of any of the Inventions will not violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that I will use my best efforts to prevent any such violation.

(c) Maintenance of Records. I agree to keep and maintain reasonable and current written records of all Inventions made by me (solely or jointly with others) during the Employment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole discretion of the Company for the purpose of furthering the Company’s business.

(d) Intellectual Property Rights. I agree to assist the Company, or its designee, at the Company’s expense, in every reasonable way to secure the Company’s rights in the Inventions and any copyrights, copyright applications or registrations, patents, patent applications, trademarks, trademark applications, trade names, service marks, logos, database rights, algorithms, know-how, domain names, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any intellectual property or other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for past, present or future infringement of any and all proprietary rights assigned to the Company.

3. Returning Company Documents. I agree that, at the time of termination of my employment with the Company for any reason, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all Confidential Information and all other documents, materials, information or property developed by me pursuant to my employment or otherwise belonging to the Company, its successors or assigns. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

4. Disclosure of Agreement. During the Restricted Period (as defined below), I will disclose the existence of this Agreement to any prospective employer, partner, co-venturer, investor or lender prior to entering into an employment, partnership or other business relationship with such person or entity; provided, however, the foregoing shall not obligate me to disclose the existence of this Agreement when I am engaging in activities unrelated to the business of the Company.

5. Solicitation of Employees and Customers. I recognize and acknowledge that during my employment with the Company, I will have access to, learn, be provided with and, in some cases, prepare and create certain Confidential Information, all of which is of substantial value to the Company’s business. I further recognize that I will have substantial contacts with customers, clients, investors, consultants, contractors and strategic partners of the Company and hereby acknowledge a fiduciary relationship will exist between me and the Company by reason of my having received and been privy to client, customer and other proprietary information which would give me an unfair advantage in attracting the Company’s clients and customers or otherwise competing against the Company. In light of the foregoing, during the Employment Period and for a period of twenty four (24) months after the date of the termination of my employment for any reason (the “Restricted Period”), I shall not, without the prior written consent of the Company, directly or indirectly, either individually or on behalf of or through any other person, business, enterprise or entity (other than the Company), (i) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, an agent of, or a service provider to, the Company to terminate such person’s employment, agency or service, as the case may be, with the Company; or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company.

6. Non-Competition. I agree that, during the term of my relationship with the Company (whether as an employee, consultant or otherwise), and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, with or without cause (the “Non-Compete Period”), I will not, without the prior written consent of the Company, for myself or on behalf of any other person or entity, directly or indirectly, either as principal, agent, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be connected or employed by, or otherwise associate in any manner with, or engage in, any business located anywhere in the world that is in the field of tissue engineering and organ regeneration and is developing a product or products (in any stage, whether preliminary or final) that competes or will compete, directly or indirectly, with the product or products (in any stage of development, whether preliminary or final) of the Company as contemplated during the term of my employment (the “Field of Interest”).

7. Reasonableness of Restrictions. I recognize and acknowledge that the restrictions and limitations set forth in this Agreement, including such provisions set forth in Sections 5 and 6 above, are legitimate and fair in light of my access to Confidential Information, my substantial contacts with customers of the Company and the Company’s need to develop, market and sell its services and/or products. I further acknowledge that the restrictions and limitations set forth in this Agreement will in no way interfere with my ability to. earn a living following the termination of my employment with the Company and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company.

8. Independence. Each of the rights enumerated above shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity.

9. Severability and Judicial Modification. If any provision or covenant (or both) contained herein or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the provisions or covenants (or both) or rights or remedies (or both), which shall be given full effect without regard to the invalid or unenforceable portions. Additionally, in the event any provision or covenant (or both) contained herein is held to be invalid or unenforceable because of the duration, area, scope, activity and/or subject contemplated under such provision or covenant (or both), I agree that the court making such determination shall have the power to reduce the applicable duration, area, scope, activity or subject (or any combination of any of the foregoing) to the maximum or broadest extent permissible by law and that, in its reduced form, the provision or covenant (or both) in question shall then be enforceable. I further acknowledge that in the event any provision or covenant (or both) contained herein or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable in any particular jurisdiction, then, any such invalidity or unenforceability shall not invalidate or render unenforceable such provision and/or covenant in any other jurisdiction.

10. Injunctive Relief. I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing and irreparable injury to the Company. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, the Company may be entitled to injunctive relief, specific performance or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Restricted Period or the Non-Compete Period, as applicable, shall be tolled during any period of violation of any of the covenants in Section 5 or Section 6 hereof and during any other period required for litigation during which the Company seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

11. General Provisions.

(a) Governing Law and Forum Selection. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States of America and the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws. I agree that any disputes that may arise from this Agreement shall be resolved in State or Federal courts located in the Commonwealth of Pennsylvania, exclusively, and consent to the jurisdiction of such courts.

(b) Notices. All notices or other communications given hereunder shall be in writing and shall be deemed effective upon delivery at the address of the party to be notified and shall be mailed by certified or registered mail, return receipt requested, delivered by courier, telecopied, or sent by other facsimile method (notices by telecopy or facsimile must be confirmed by next day courier delivery to be effective), addressed to the address specified below, or such other address as such party may subsequently notify the other party of in writing.

Company’s address:	Tengion, Inc. 2200 Renaissance Boulevard, Suite 150 King of Prussia, Pennsylvania 19406
Fax: 610 275 3754
Attention: General Counsel

My address:	Linda Hearne 1617 Hillcrest Road Laverock, PA 19038

(c) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

(d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(e) Fees and Expenses. I hereby agree that if the Company commences an action against me, by way of claim or counterclaim and including declaratory claims, in which it is preliminarily or finally determined that I have violated any provision of this Agreement, I agree to reimburse the Company for all cost and expenses incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees.

(f) Waiver. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in any one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this Agreement.

(g) Survival. The provisions of this Agreement shall survive the termination of my relationship and employment with the Company and/or the assignment of this Agreement by the Company to any successor in interest or other assignee.

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I, Linda Hearne, have executed this Confidentiality, Non-Competition and Invention Assignment Agreement on the date set forth below:

Date: 10/11/04

/s/ Linda B. Hearne
(Employee’s Signature)

Confidentiality and Assignment Agreement

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED FROM SECTION 2 OF THE AGREEMENT

Title	Date	Identifying Number or Brief Description

X	No inventions or improvements

Additional Sheets Attached

Signature of Employee:	/s/ Linda Hearne

Print Name of Employee:	Linda Hearne

Date: 9/30/04

Exhibit B

TO:	Gary Sender

Chief Financial Officer

Tengion, Inc.

2200 Renaissance Boulevard, First Floor

King of Prussia, Pennsylvania 19406

RE:	Acceptance of Employment

DATE: September 22, 2004

I represent that to the best of my understanding, I am under no common law or contractual obligation that would be an impediment to my employment with Tengion, Inc. (the “Company”). I will not use or disclose any confidential, proprietary or trade secret information belonging to any former employer, in my employment with the Company.

I represent and warrant that I have not retained or copied any confidential, proprietary or trade secret information or property, in any form, belonging to any former employer, and that if I was in possession of any such information or property, I have returned it to my former employer(s).

I agree that, if at any time during my employment with the Company, I am at risk of using or disclosing any confidential, proprietary or trade secret information belonging to any former employer, I will immediately recuse myself from acting on the matter and advise the Chief Financial Officer of the Company, without revealing any protected information, the nature of my conflict; provided, however, that 1 will not be required to recuse myself in the event such disclosure is required by law or regulation or as a result of a response to a valid order of a court or another governmental body of the United States or any political subdivision thereof.

I understand that if any of the representations or warranties herein are intentionally false, or if I violate any of the terms of this memorandum, I will forfeit any unvested stock incentives awarded or issued to me.

Dated: September 22, 2004

/s/ Linda B. Hearne
Linda Hearne